EXHIBIT 99.1(B)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, $0.001 par value, of SkyPeople Fruit Juice, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: January 4, 2013

SkyPeople International Holdings Group Limited

By:	/s/ Yongke Xue
Name:	Yongke Xue
Title:	Sole Director

V.X. Fortune Capital Limited

By:	/s/ Yongke Xue
Name:	Yongke Xue
Title:	Sole Director

Fancylight Limited

By:	/s/ Yongke Xue
Name:	Yongke Xue
Title:	Sole Director

Yongke Xue

By:	/s/ Yongke Xue
Name:	Yongke Xue

Golden Dawn International Limited

By:	/s/ Yongke Xue
Name:	Yongke Xue
Title:	Sole Director

Everlasting Rich Limited

By:	/s/ Yongke Xue
Name:	Yongke Xue
Title:	Sole Director

China Tianren Organic Food Holding Company Limited

By:	/s/ Lin Bai
Name:	Lin Bai
Title:	Sole Director

Lin Bai

By:	/s/ Lin Bai
Name:	Lin Bai